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                                                                    Exhibit 10.4


                                  SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement"), dated January 26, 1998, is entered into by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), and EACH OF THE CORPORATIONS LISTED AS A SUBSIDIARY ON THE ATTACHED
SCHEDULE I (the "Subsidiaries" being collectively referred to herein together with the Borrower as the "Debtors" and individually as a "Debtor"), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent for the Banks (the "Agent");

                                   WITNESSETH THAT:

     WHEREAS, each Debtor is (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of its respective Collateral (as defined in Section 1 hereof); and

     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Credit Agreement") of even date herewith among, INTER ALIA, the Banks, Grubb & Ellis Company, a Delaware corporation (the "Borrower"), the Guarantors and the Agent, the Banks and the Agent have agreed to make certain loans to the Borrower and issue letters of credit for the account of the Borrower and the Guarantors; and

     WHEREAS, the obligation of the Banks and the Agent to make loans and issue letters of credit under the Credit Agreement is subject to the condition, among others, that each of the Debtors secure its obligations to the Banks and the Agent under the Credit Agreement and the other Loan Documents in the manner set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

          (a) "Code" means the Uniform Commercial Code of each state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of the Debtors in which the Agent and the Banks are granted a security interest pursuant to this Agreement.

          (b) "Collateral" means, in the case of each Debtor, all of its right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by Article 9 of the Code as in effect in Pennsylvania):

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               (i)  all now existing and hereafter acquired and arising
Accounts, General Intangibles, Chattel Paper, Investment Property, Documents, Instruments, Letters of Credit, Advices of Credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof);

               (ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether
Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

Without limiting the foregoing and to the extent permitted by applicable Law, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

The definition of Collateral shall not include the general or limited partnership interests of the Debtors in the Existing Partnerships to the extent that the grant of a security interest in such partnerships interests is not permitted under the terms of the applicable partnership agreement.

Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Agent and the Banks will not take any action pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any rights under or with respect to any General Intangible, license, permit or authorization without first obtaining the prior approval of the applicable federal, state or local governmental authority, if, under the existing Law, such assignment of any rights under or with respect to any General Intangible, license, permit or authorization would require the prior approval of such federal, state or local governmental authority. Prior to the exercise by the Agent and the Banks of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, appropriate Debtor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Agent and the Banks may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, such Debtor will use its best efforts upon the request of the Agent or the Banks to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Agent pursuant hereto of the security interest provided for in this Agreement to the extent, if any, such security interest may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Agent or its designee upon or following the occurrence and during the continuance of an Event of Default.

          (c) "Debt" means, collectively, all now existing and hereafter arising Indebtedness of the Borrower and the other Debtors to the Agent and the Banks under the Credit Agreement, the Guaranty Agreement of the Debtors and other Loan Documents, including without limitation, all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of

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the Borrower and the Debtors to the Agent and the Banks now existing or hereafter incurred under the Credit Agreement, the Guarantee Agreement of the Debtors or the Notes, or any of the other Loan Documents referred to therein as any of the same or any one or more of them may from time to time be amended, restated, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part.

          (d) "Receivables" means all of the Collateral except Equipment and Inventory.

     2. As security for the due and punctual payment and performance of the Debt in full, each Debtor hereby agrees that the Agent for the benefit of the Banks, and the Agent and the Banks shall have, and each Debtor hereby grants to and creates in favor of the Agent for the benefit of the Banks, a first priority security interest under the Code and lien in and to each Debtor's respective Collateral subject only to Permitted Liens. Without limiting the generality of
Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Agent's taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by the Debtor, such Debtor will at its expense execute and deliver to the Agent such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against the Debtor and all third parties to secure the Debt.

     3. Each Debtor jointly and severally represents and warrants to the Agent and the Banks that (a) such Debtor has good and marketable title to its Collateral, and (b) except for the security interest granted to and created in favor of the Agent hereunder and Permitted Liens, all the Collateral is free and clear of any Lien.

     4. Each Debtor will faithfully preserve and protect the Agent's security interest in such Debtor's Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens, and will, upon request therefor by the Agent, do all such other acts and things and will, upon request therefor by the Agent, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent in its reasonable discretion deems necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Debtor hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

     5.   Each Debtor jointly and severally covenants and agrees that:

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          (a)  it will defend the Agent and the Banks' right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Banks and other than the holder of a Permitted Lien;

          (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

          (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration or impairment of the Collateral or of the Agent's or the Banks' rights under this Agreement;

          (d) except as permitted by the Credit Agreement it will not sell, assign or otherwise dispose of any portion of the Collateral;

          (e) it will (i) obtain and maintain sole and exclusive possession or control of the Collateral, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as SCHEDULE A hereto, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest therein, (iii) deliver to the Agent upon the Agent's request therefor all Collateral consisting of Chattel Paper immediately upon such Debtor's receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Agent may from time to time reasonably require;

          (f) it will promptly furnish to the Agent and the Banks such information and documents relating to the Collateral as the Agent and the Banks may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof; all of the foregoing to be certified upon request of the Agent by an Authorized Officer of such Debtor;

     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Agent and the Banks' rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Agent takes such action for that purpose as the Debtors shall request in writing or in the absence of such request, if the Agent deals with it in the same manner that it deals with similar property for its own account, provided that such requested action will not, in the judgment of the Agent, impair the security interest in the Collateral created hereby or the Agent or the Banks' rights in, or the value of, the Collateral, and provided further that such written request is received by the Agent in sufficient time to permit the Agent to take the requested action.

     7. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of the Debtors, the Agent and the Banks may at its option take such actions as the Agent and the Banks deems appropriate (i) to attach, perfect, continue, preserve and protect the Agent's prior security interest in the Collateral, and/or (ii) inspect, audit and verify the Collateral, including reviewing all of the Debtors' books and

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records and copying and making excerpts therefrom, provided that prior to an
Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to any of the Debtors' premises is required, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and
(ii) to the Debt, to be paid by the Debtors to the Agent upon demand;

          (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of the Debtors, the Agent and the Banks may at its option take such action as the Agent and the Banks deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by the Debtors to the Agent upon demand.

     8. After the occurrence and during the continuance of an Event of Default under the Credit Agreement:

          (a) The Agent and the Banks shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect all the Debtors' Receivables and all other Collateral, and to this end each Debtor hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require the Debtors to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at the Debtors' expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of the Debtors' rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign the Debtor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign the Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Agent's sole discretion, exercised in good faith, to fulfill the Debtors' obligations under the Loan Documents, (xv) endorse the name of the Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use the Debtor's stationery and sign the Debtor's name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables,

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Inventory, or other Collateral or proceeds thereof to which the Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Agent may deem appropriate with respect to the Collateral, including extending or modifying the terms of payment of the Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent and the Banks pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Agent and the Banks.

          (b) The Agent and the Banks shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent and the Banks, in their absolute discretion exercised in good faith, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent and the Banks shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Agent and the Banks may see fit. The Agent and the Banks may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

     9. The security interest in each Debtor's Collateral granted to and created in favor of the Agent by this Agreement shall be for the benefit of the Agent and the Banks. Each of the rights, privileges, and remedies provided to the Agent and the Banks hereunder or otherwise by Law with respect to each Debtor's Collateral shall be exercised by the Agent and the Banks only for its own benefit, and any of the Debtor's Collateral or proceeds thereof held or realized upon at any time by the Agent and the Banks shall be applied as set forth in Section 9.2.5 of the Credit Agreement. Each Debtor shall remain liable to the Agent and the Banks for and shall pay to the Agent and the Banks any deficiency which may remain after such sale or collection.

     10. If the Agent and the Banks repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence and continuance of an Event of Default, then to the extent it is commercially reasonable for the Agent and the Banks to store any Collateral on any Debtor's premises, such Debtor, to the extent it has the right to do so, hereby agrees to lease to the Agent and the Banks on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Banks' election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

     11. Upon indefeasible payment in full of the Debt, expiration of the Letters of Credit and termination of the Credit Agreement and the Commitments, this Agreement shall terminate and be of no further force and effect, and the Agent and the Banks shall thereupon promptly return to each Debtor such of its Collateral and such other documents delivered by such Debtor

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hereunder as may then be in the Agent and the Banks' possession and execute such documents, instruments, agreements or any combination thereof as the Debtors shall reasonably request to evidence such termination. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Upon any sale or other transfer of any Collateral which sale is not prohibited by and which disposition is made in accordance with the Credit Agreement, the Agent and the Banks shall (i) release its security interest on the Collateral being sold or transferred and (ii) execute such documents, instruments, agreements or any combination thereof as the Debtor shall request to evidence such termination.

     12. No failure or delay on the part of the Agent or the Banks in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Agent and the Banks hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent and the Banks under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Agent and the Banks may enforce any one or more remedies hereunder successively or concurrently at its option.

     13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 of the Credit Agreement.

     14. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as SCHEDULE A is accurate and complete and contains no omission or misrepresentation. The Debtors shall promptly notify the Agent of any changes in the information set forth thereon.

     15. Each Debtor acknowledges that the provisions hereof giving the Agent and the Banks rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Agent and the Banks access to such Debtor's premises are intended to afford the Agent and the Banks with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent and the Banks can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should such Debtor refuse to turn over any Collateral to the Agent and the Banks. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Agent and the Banks, such Debtor acknowledges that the Agent and the Banks would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Agent and the Banks and waives any claim or defense in any such action or proceeding that the Agent and the Banks have an adequate remedy at Law.

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     16.  This Agreement shall be binding upon and inure to the benefit of the
Agent and the Banks and their respective successors and assigns, and each Debtor and its respective successors and assigns, except that the Debtors may not assign or transfer the Debtor's obligations hereunder or any interest herein.

     17. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth excluding its rules relating to conflicts of Law.

     18. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19. This Agreement amends and restates that certain Security Agreement dated March 13, 1997, between the Debtors and PNC Bank, National Association. This Agreement is not intended as a novation, and shall not be a novation, of the obligations of the parties thereto and hereto.


                           [SIGNATURES APPEAR ON NEXT PAGE]

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                    [SIGNATURE PAGE 1 OF 1 TO SECURITY AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

                                   GRUBB & ELLIS COMPANY

                                   By   /s/  Brian Parker
                                        -----------------
                                             Brian Parker
                                             Senior Vice President and Chief
                                             Financial Officer

                                   EACH OF THE CORPORATIONS LISTED AS A
                                   SUBSIDIARY ON THE ATTACHED SCHEDULE I

                                   By   /s/  Brian Parker
                                        -----------------
                                             Brian Parker
                                             Senior Vice President and Chief
                                             Financial Officer of each of the
                                             Subsidiaries listed on   Schedule I


                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as Agent

                                   By   /s/  Jay C. Baker
                                        ------------------
                                             Jay C. Baker
                                             Senior Vice President